Exhibit 4.6

RITTER PHARMACEUTICALS, INC.

AMENDMENT No. 4 TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

This Amendment No. 4 to Amended and Restated Investors’ Rights Agreement (this “Amendment”), dated as of June 9, 2015, is made by and among Ritter Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the signatories hereto.

RECITALS

A. The Company and certain of its stockholders are parties to that certain Amended and Restated Investors’ Rights Agreement, dated as of November 17, 2010 (the “IRA”), as amended by that certain Amendment No. 1 to Amended and Restated Investors’ Rights Agreement, dated as of January 13, 2011 (“Amendment No. 1”), that certain Amendment No. 2 to Amended and Restated Investors’ Rights Agreement, dated as of February 6, 2012 (“Amendment No. 2”), and that certain Amendment No. 3 to Amended and Restated Investors’ Rights Agreement, dated as of December 4, 2014 (“Amendment No. 3;” Amendment No. 1, Amendment No. 2, Amendment No. 3 and the IRA are collectively referred to herein as the “Existing Agreement”). Defined terms used but not otherwise defined herein or amended hereby shall have the meaning therefor set forth in the Existing Agreement.

B. Pursuant to Section 6.1 of the Existing Agreement, the Existing Agreement and any term thereof may only be amended, waived, discharged or terminated by a written instrument referencing the Existing Agreement and signed by the Company and Holders holding a majority of the Registrable Securities, which amendment, waiver, discharge or termination shall be binding on each Holder and each future holder of all securities of a Holder.

D. The Company and the undersigned parties to this Amendment, other than the Company, have the requisite votes to amend, waive and terminate provisions of Existing Agreement set forth below, which amendments, waivers and terminations shall be binding upon the Company, the undersigned parties and the other parties to the Existing Agreement and each of their respective successors and assigns.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1. Effective as of immediately prior to, but conditional upon, the consummation of an Initial Public Offering, automatically and without further action by the Company or any of the parties to the Existing Agreement, Section 5 of the Existing Agreement will terminate in its entirety and be of no further force of effect.

2. The undersigned parties hereby waive, for themselves and all parties to the Existing Agreement, any and all rights relating to, and any and all notices, if any, required (or which were required) to be given by Company under, the Existing Agreement to the extent related to an Initial Public Offering and hereby confirm and agree that no registration rights under the Existing Agreement shall apply to, or be exercisable in connection with, the Initial Public Offering. The waiver, confirmation and agreement set forth in the immediately preceding sentence shall be effective for a one (1) year period commencing with the date hereof.

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3. Except as expressly set forth in Section 1 and Section 2 of this Amendment, the Existing Agreement shall continue in full force and effect in accordance with its terms.

4. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of this Amendment by facsimile transmission or electronic mail shall be effective as delivery of a manually executed counterpart hereof.

5. All corporate action on the part of the Company and its directors, officers, and stockholders necessary for the authorization, execution, and delivery of this Amendment by the Company has been taken on or prior to the date hereof.

6. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of California, without reference to the conflict of laws provisions thereof.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth in the first paragraph hereof.

COMPANY

RITTER PHARMACEUTICALS, INC.

By:	/s/ Michael D. Step
Michael D. Step,
Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth in the first paragraph hereof.

“INVESTORS”

Javelin Venture Partners, L.P.

By:	Javelin Venture Partners GP, L.P.
Its:	General Partner

By:	Javelin Venture Partner GP, LLC
Its:	General Partner

By:	/s/ Noah Doyle
Noah Doyle, Managing Director

Javelin Venture Partners I SPV I, LLC

By:	Javelin Venture Partners GP, L.P.
Its:	General Partner

By:	Javelin Venture Partners GP, LLC
Its:	General Partner

By:	/s/ Noah Doyle
Name:	Noah Doyle
Title:	Managing Director

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth in the first paragraph hereof.

“INVESTORS”

SJ INVESTMENT COMPANY, LLC

By:	/s/ Dan Nathanson
Dan Nathanson, Managing Director

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth in the first paragraph hereof.

“INVESTORS”

STONEHENGE PARTNERS, LLC

By:	/s/ Andrew Ritter